[LETTERHEAD]

Exhibit 5.6

April 28, 2010

USF Glen Moore Inc.

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Re:    Registration Statement on Form S-3 (File No. 333-164877)

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to USF Glen Moore Inc., a Pennsylvania corporation (the “Pennsylvania Guarantor”), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-164877) (as amended, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2010, under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc. (the “Company”), the Pennsylvania Guarantor and the other guarantors named therein (collectively, the “Guarantors”). The Registration Statement relates to the resale by the selling securityholders named therein from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of up to $70,000,000 in aggregate principal amount of the Company’s 6% Convertible Senior Notes due 2014 (the “Notes”), the guarantees of the Guarantors with respect to the Notes (the “Guarantees”), and up to 201,880,000 shares of the Company’s common stock, par value $0.01 per share, which are issuable on account of the Notes (the “Shares” and, collectively with the Notes and the Guarantees, the “Securities”), as described in the Registration Statement.

We understand that on February 23, 2010, Notes in an aggregate principal amount of $49,800,000 (the “Initial Notes”), were issued pursuant to that certain Note Purchase Agreement (the “NPA”), dated as of February 11, 2010, by and among the Company, the Guarantors and the purchasers named therein, and an indenture, dated as of February 23, 2010, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture” and, collectively with the NPA, the “Transaction Documents”). We understand that additional Notes in an aggregate principal amount of $20,200,000 (the “Additional Notes”) may be issued pursuant to the Transaction Documents provided that certain additional closing conditions as set forth in the NPA are satisfied or waived in accordance with the terms of the NPA. The Initial Notes and the Additional Notes are collectively referred to herein as the “Notes.”

In connection with the registration of the offering of the Securities for resale by the selling securityholders named in the Registration Statement, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Pennsylvania Guarantor, (ii) minutes and records of the corporate proceedings of the Pennsylvania Guarantor, (iii) the Registration Statement and the

USF Glen Moore Inc.

April 28, 2010

exhibits thereto, (iv) the Transaction Documents, (v) the Initial Notes and the Guarantees in respect to the Initial Notes (the “Initial Guarantees”), and (vi) such other documents and records, and other instruments as we have deemed appropriate for purposes of the opinions set forth here.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Pennsylvania Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Pennsylvania Guarantor. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied without investigation upon statements and representations of officers and other representatives of the Company, the Pennsylvania Guarantor and others.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Securities are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby to the extent necessary;

(iii) all Securities will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement;

(iv) the Additional Notes and the Guarantees with respect to the Additional Notes (the “Additional Guarantees”) will be issued and sold in accordance with, and will be identical to the form and contain the terms as set forth in, the Transaction Documents; and

(v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Securities to be offered and sold in the manner stated in the prospectus included in the Registration Statement or any applicable prospectus supplement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations and qualifications set forth below, we are of the opinion that:

1.	The Pennsylvania Guarantor is a corporation validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.	The Pennsylvania Guarantor has duly authorized, executed and delivered the Indenture and the Initial Guarantees and has the corporate power and authority to enter into and perform its obligations under the Indenture and the Initial Guarantees and has the corporate power and authority to execute and deliver, and perform its obligations under, any Additional Guarantees issued pursuant to the Transaction Documents.

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April 28, 2010

3.	No consent, waiver, approval, authorization or order of any governmental authority of the Commonwealth of Pennsylvania was required in connection with the execution and delivery by the Pennsylvania Guarantor of the Indenture and the Initial Guarantees or will be required in connection with the execution and delivery by the Pennsylvania Guarantor of the Additional Guarantees issued pursuant to the Transaction Documents.

4.	The execution and delivery of the Indenture by the Pennsylvania Guarantor and the performance by the Pennsylvania Guarantor of its obligations thereunder (including with respect to the Initial Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation or bylaws of the Pennsylvania Guarantor or (ii) any law of the Commonwealth of Pennsylvania or any rule or regulation thereunder.

Our opinions expressed above are subject to the following limitations, exceptions, assumptions and qualifications:

A.	We express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) any laws except the laws of the Commonwealth of Pennsylvania and the Commonwealth of Pennsylvania case law decided thereunder; and (v) the “Blue Sky” laws and regulations of the Commonwealth of Pennsylvania or any other state.

B.	For purposes of our opinion in paragraph 1 hereof as to the valid existence and subsistence of the Pennsylvania Guarantor, we have relied solely upon a subsistence certificate issued by the appropriate authorities in the Commonwealth of Pennsylvania.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be sold from time to time by the holders thereof as contemplated by the Registration Statement, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date on which the Registration Statement is declared effective by the Commission under the Securities Act, which laws are subject to change with possible retroactive effect. We assume no obligation or responsibility to revise, update or supplement this opinion as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter should the present laws of the Commonwealth of Pennsylvania be changed by legislative action, judicial decision or otherwise or from the discovery, subsequent to

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the date hereof, of information not previously known to us pertaining to the events occurring prior to such date.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, dated the date hereof and filed with the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the commission as Exhibit 5.6 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement with respect to the laws of the Commonwealth of Pennsylvania. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ MORGAN, LEWIS & BOCKIUS LLP

Morgan, Lewis & Bockius LLP